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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: MARCH 12, 1999

                             HARMON INDUSTRIES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                    MISSOURI
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-7916
                                     ------
                            (Commission File Number)

                                   44-0657800
                                   ----------
                      (IRS Employer Identification Number)

              1600 NE CORONADO DRIVE, BLUE SPRINGS, MISSOURI 64014
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (816) 229-3345
                                 --------------
              (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 12, 1999, the Registrant (`Harmon Industries, Inc.', `Harmon' or `the Company') acquired all of the issued and outstanding capital stock of Syseca, Inc. (`Syseca'), a Delaware corporation, from Thomson-CSF Holding Corporation (`Thomson-CSF'). Total consideration paid was $12.5 million consisting of $9.5 million for the purchase of capital stock of Syseca and $3.0 million for the retirement of indebtedness payable by Syseca to Thomson-CSF. Funds for the acquisition were provided by the Company's existing $75 million bank credit agreement.

Syseca is a leader in the design and installation of operations control systems for the transportation and energy markets. Its capabilities for the rail transportation industry include train control, centralized traffic control, train movement planning, automatic train supervision, supervisory control and data acquisition systems, network optimization and automatic vehicle identification systems. Harmon intends for Syseca to continue to pursue its present lines of business. Syseca operates from locations in Marina del Rey, California and Carrollton, Texas.

William P. Marberg, Executive Vice President - System Sales and Support of the Company since April 1998, was previously President and Chief Executive Officer of a Thomson-CSF affiliate.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial statements required by this item are not included in this filing and will be filed, by amendment, not later than 60 days following the date of filing of this report.


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  HARMON INDUSTRIES, INC.
                                                  ------------------------------
                                                         (Registrant)


Date:     MARCH 29, 1999                          By: /S/ CHARLES M. FOUDREE
          --------------                               -------------------------
                                                       Charles M. Foudree
                                                       Executive Vice President-
                                                       Finance

Date:     MARCH 29, 1999                           By: /S/ STEPHEN L. SCHMITZ
          --------------                               -------------------------
                                                       Stephen L. Schmitz
                                                       Vice President-Controller